AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (Amendment) is entered into on July 30, 2017, in order to amend the Employment Agreement (Agreement) by and among L. John Lewis, and Eco Science Solutions, Inc., hereinafter, collectively referred to as the "Parties" and entered into on June 21, 2017.

WHEREAS, this Amendment is effective June 21, 2017, and serves only to amend the following Paragraph 3 in the Employment Agreement, which states as follows:

3. Compensation.

(a)
During his period of employment hereunder, the Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenants as provided for in Section 8 hereof, a base salary at the annual rate of $120,000 (the "Salary"), provided that such Base Salary may be supplemented as set forth in Subparagraph (b) below. The Board shall review the Base Salary on an annual basis and may, but is not required to, make upward adjustments from time to time.

(b)	Employee shall also be entitled to purchase 2,500,000 of common stock in the Company at a price of $2.00/share. Said options will vest over a 24 month period.

WHEREAS, the Parties agree and hereby do authorize the elimination of the above-referenced Paragraph 3(b), to the extent that the Parties do hereby agree to eliminate the reference to the purchase of 2,500,000 Shares of Common Stock at a price of $2.00 per share; said options will vest over a 24 months period.

This Amendment amends the provision of Paragraph 3(b) of the Employment Agreement, wherein, the provision stating that the Employee shall have the option to purchase 2,500,000 Shares of the Company's common stock at $2.00 per share is eliminated. All other terms and conditions of the Employment Agreement remain the same.

The undersigned, by signing below, do hereby acknowledge that they have received, reviewed, understand and agree with the terms set forth in this Amendment to the Employment Agreement.

ECO SCIENCE SOLUTIONS, INC.

By:	/s/Jeffrey Taylor	Date:	July 30, 2017
Jeffrey Taylor, CEO

By:	/s/L. John Lewis	Date:	July 30, 2017
L. John Lewis